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                                                                    EXHIBIT 12.1

                      CALCULATION OF RATIOS OF EARNINGS TO
                           FIXED CHARGES-CONSOLIDATED

                                                                                                             Nine Months Ended
                                                              Years Ended December 31,                         September 30,
                                              ----------------------------------------------------------  ----------------------
                                                 1992        1993        1994        1995        1996        1996        1997
                                                 ----        ----        ----        ----        ----        ----        ----
Excluding Interest on Deposits
Fixed Charges:
   Interest on long-term debt and short-term
      borrowings ...........................  $  513,322  $  467,841  $  499,065  $  489,697  $  588,693  $  429,513  $  533,350
   One-third of rent expense ...............      10,252      10,859      14,412      13,651      14,495      11,131      10,629
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
       Total fixed charges .................  $  523,574  $  478,700  $  513,477  $  503,348  $  603,188  $  440,644  $  543,979
                                              ==========  ==========  ==========  ==========  ==========  ==========  ==========
Earnings:
   Income before income taxes ..............  $  347,269  $  451,358  $  492,366  $  398,115  $  590,546  $  431,187  $  480,997
   Fixed charges ...........................     523,574     478,700     513,477     503,348     603,188     440,644     543,979
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
       Total earnings ......................  $  870,843  $  930,058  $1,005,843  $  901,463  $1,193,734  $  871,831  $1,024,976
                                              ==========  ==========  ==========  ==========  ==========  ==========  ==========
Ratio of earnings to fixed charges excluding
   interest on deposits ....................       1.66x       1.94x       1.96x       1.79x       1.98x       1.98x       1.88x
                                                   -----       -----       -----       -----       -----       -----       -----

Including Interest on Deposits
Fixed Charges:
   Interest on long-term debt, short-term
      borrowings and deposits ..............  $1,318,228  $1,157,075  $1,326,855  $1,627,772  $1,870,898  $1,381,957  $1,603,690
   One-third of rent expense ...............      10,252      10,859      14,412      13,651      14,495      11,131      10,629
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
       Total fixed charges .................  $1,328,480  $1,167,934  $1,341,267  $1,641,423  $1,885,393  $1,393,088  $1,614,319
                                              ==========  ==========  ==========  ==========  ==========  ==========  ==========
Earnings:
   Income before income taxes ..............  $  347,269  $  451,358  $  492,366  $  398,115  $  590,546  $  431,187  $  480,997
   Fixed charges ...........................   1,328,480   1,167,934   1,341,267   1,641,423   1,885,393   1,393,088   1,614,319
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
       Total earnings ......................  $1,675,749  $1,619,292  $1,833,633  $2,039,538  $2,475,939  $1,824,275  $2,095,316
                                              ==========  ==========  ==========  ==========  ==========  ==========  ==========
Ratio of earnings to fixed charges including
   interest on deposits ....................       1.26x       1.39x       1.37x       1.24x       1.31x       1.31x       1.30x
                                                   -----       -----       -----       -----       -----       -----       -----

For the purpose of computing the consolidated ratio of earnings to fixed charges, earnings represent consolidated income before income taxes plus fixed charges. Fixed charges excluding interest on deposits consist of interest on long-term debt and short-term borrowings and one-third of rental expense (which is deemed representative of the interest factor). Fixed charges including interest on deposits consist of the foregoing items plus interest on deposits.